SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007 (October 17, 2007)

CCF HOLDING COMPANY

(Exact name of Registrant as Specified in Charter)

Georgia	000-25846	58-2173616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Main Street, Jonesboro, Georgia 30236

(Address of Principal Executive Offices)

(770) 478-8881

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition

On October 19, 2007, CCF Holding Company, the parent company of Heritage Bank (the “Bank”), Jonesboro, Georgia, announced its earnings for the quarter ended September 30, 2007. A copy of the announcement is furnished as Exhibit 99.1

Item 5.02.	Entry into a Material Definitive Agreement

On October 17, 2007, the Bank entered into the following:

On October 17, 2007, the Bank entered into the following amended and restated agreements in order to bring the executives’ existing agreements into compliance with Section 409A of the Internal Revenue Code:

Employment Agreement dated October 17, 2007 between the Bank and Leonard Moreland.

Employment Agreement dated October 17, 2007 between the Bank and David B. Turner.

Change in Control Severance Agreements dated as of October 17, 2007 between the Bank and each of John C. Bowdoin, Mary Jo Rogers, and John L. Westervelt.

The executives hold the following offices with the Bank and the Company: Mr. Moreland—President and Chief Executive Officer of the Bank and Executive Vice President of the Company; Mr. Turner— Chairman of the Board of Directors of the Bank and President and Chief Executive Officer of the Company; Mr. Bowdoin—Executive Vice President of the Bank and Senior Vice President of the Company; Ms. Rogers— Senior Vice President and Chief Financial Officer of the Bank and the Company; and Mr. Westervelt: Senior Vice President of the Bank and the Company. The material provisions of the agreements listed above are summarized below, and copies of the agreements are filed as exhibits 10.1-10.3 to this Report.

Employment Agreement with Mr. Moreland. On October 17, 2007, the Bank entered into an Employment Agreement with Leonard Moreland with respect to the terms and conditions of his employment as President and Chief Executive Officer of the Bank. The Employment Agreement amends and restates the Employment Agreement between the Bank and Mr. Moreland dated January 1, 2003. The Employment Agreement is for an initial term of thirty-six months commencing October 17, 2007 and will renew each day so that the term remains a thirty-six month term unless either party gives notice to cease automatic renewals.

Mr. Moreland’s salary will be determined by the Board of Directors and reviewed by the Board of Directors at least annually and may be adjusted based upon Mr. Moreland’s performance. Pursuant to the Employment Agreement, Mr. Moreland is entitled to participate in discretionary bonuses authorized by the Board of Directors. Mr. Moreland is eligible to receive such other benefits as may be available to similarly situated executives of the Bank.

If Mr. Moreland’s employment is terminated by the Bank without cause he will be entitled to continue to receive his annual base salary and the total monthly cost of all health, life, disability and other benefits in which Mr. Moreland and his dependents are participating for a period of thirty-six months.

In the event Mr. Moreland’s employment is terminated under certain conditions following a change in control, he will be entitled to receive an amount equal to 2.99 times his annual base salary then in effect payable either in one lump sum discounted to the prevent value of such payment or in thirty-six monthly payments, depending on the circumstances.

Employment Agreement with Mr. Turner. On October 17, 2007, the Bank entered into an Employment Agreement with David B. Turner with respect to the terms and conditions of his employment as President and Chief Executive Officer of the Company. The Employment Agreement amends and restates the Employment Agreement between the Bank and Mr. Turner dated January 1, 2003. The Employment Agreement is for an initial term of thirty-six months commencing October 17, 2007 and will renew each day so that the term remains a thirty-six month term unless either party gives notice to cease automatic renewals.

Mr. Turner’s salary will be determined by the Board of Directors and reviewed by the Board of Directors at least annually and may be increased annually by an amount determined by the Board of Directors. Pursuant to the Employment Agreement, Mr. Turner is entitled to participate in discretionary bonuses authorized by the Board of Directors. Mr. Turner is eligible to receive such other benefits as may be available to similarly situated executives of the Bank.

If Mr. Turner’s employment is terminated by the Bank without cause he will be entitled to continue to receive his annual base salary and the total monthly cost of all health, life, disability and other benefits in which Mr. Turner and his dependents are participating for the remainder of the term of the Employment Agreement. If Mr. Turner is disabled or if his employment is terminated due to disability, he will receive 100% of his compensation and benefits under the Employment Agreement for twelve months (not to exceed the remainder of the term of the agreement) and 65% of his compensation and benefits thereafter (not to exceed the remainder of the term of the agreement).

In the event Mr. Turner’s employment is terminated under certain conditions following a change in control, he will be entitled to receive an amount equal to 2.99 times his annual base salary then in effect payable either in one lump sum discounted to the prevent value of such payment or in monthly payments for the remainder of the term of the agreement, depending on the circumstances.

Change in Control Agreements. On October 17, 2007, the Bank entered into a Change in Control Severance Agreement (collectively, the “Change in Control Agreements”) with each of John C. Bowdoin, Mary Jo Rogers, and John L. Westervelt (each an “Executive” and, collectively, the “Executives”). The Change in Control Agreements amend and restate the prior change in control severance agreements between each of Mr. Bowdoin, Ms. Rogers and Mr. Westervelt dated January 1, 2003. The Change in Control Agreements have an initial term of twelve months commencing October 17, 2007 and will renew each day so that the term remains a twelve month term unless either party gives notice to cease automatic renewals.

If the Executive’s employment terminates for any reason other than death, disability, expiration of the term of the Change in Control Agreement, mutual agreement between the parties, or termination by the Bank for cause, and a change of control has not occurred, the Executive is entitled to a separation payment equal to six months base salary payable over a period of six months. If the Executive’s employment is terminated by the Bank for any reason other than the reasons listed above within six months before or within twelve months after a change in control, the Executive is entitled to a payment of 100% of the taxable compensation paid to the Executive by the Bank for the twelve month period prior to the date that employment terminated and the monthly cost to the Bank of medical, prescription drug and dental insurance coverage for the Executive and his or her dependents, payable in either one lump sum under certain circumstances or over a six month period.

Pursuant to the Change in Control Agreements, the Executive will be subject to restrictive covenants concerning confidential information, solicitation of customers and employees, and competition with the Bank for a period of 12 months following the Executive’s termination of employment if the Executive’s employment terminates due to death, disability, expiration of the term of the Change in Control agreement, mutual agreement of the parties, termination by the Bank for cause, or following a change of control, and if the Executive’s employment terminates for any other reason besides the reasons stated above or a change in control, the Executive will be subject to the restrictive covenants for a period of six months following the termination of employment.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated October 17, 2007 between Heritage Bank and Leonard Moreland

10.2	Employment Agreement dated October 17, 2007 between Heritage Bank and David B. Turner

10.3	Form of Change in Control Severance Agreement dated October 17, 2007 between Heritage Bank and each of John C. Bowdoin, Mary Jo Rogers and John L. Westervelt

99.1	Press release dated October 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CCF HOLDING COMPANY

DATE: October 22, 2007	By:	/s/ David B. Turner
David B. Turner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated October 17, 2007 between Heritage Bank and Leonard Moreland

10.2	Employment Agreement dated October 17, 2007 between Heritage Bank and David B. Turner

10.3	Form of Change in Control Severance Agreement dated October 17, 2007 between Heritage Bank and each of John C. Bowdoin, Mary Jo Rogers and John L. Westervelt

99.1	Press release dated October 19, 2007